UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2020

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address of Principal Executive Offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	NHLD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2020, National Securities Corporation (“NSC”), a wholly-owned subsidiary of National Holdings Corporation (the “Company”), entered into a Promissory Note (the “NSC Note”) with Axos Bank as the lender (the “Lender”), pursuant to which the Lender agreed to make a loan to NSC under the Paycheck Protection Program (the “NSC Loan”) offered by the U.S. Small Business Administration (the “SBA”) pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act to qualified small businesses (the “PPP”) in a principal amount of $5,523,738. On April 15, 2020, Winslow Evans & Crocker, Inc. (“WEC”), another wholly-owned subsidiary of the Company, entered into a Promissory Note (the “WEC Note” and together with the NSC Note, the “PPP Notes”) with the Lender, pursuant to which the Lender agreed to make a loan to WEC under the PPP (the “WEC Loan” and together with the NSC Loan, the “PPP Loans”) in a principal amount of $973,062.

The interest rate on each PPP Note is a fixed rate of 1% per annum. Interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. The applicable borrower is required to make monthly payments commencing on the first day of the first full calendar month following the end of the six (6) month period following the funding date, which was April 13, 2020 in the case of the NSC Note and April 16, 2020 in the case of the WEC Note (the “Deferral Period”), and such payments shall continue to be due and payable on the first day of each calendar month thereafter until the date that is two (2) years following the funding date (the “Maturity Date”), or April 13, 2022 in the case of the NSC Note and April 16, 2022 in the case of the WEC Note. Monthly payment amounts are based on repayment of interest accrued during the Deferral Period, interest accruing until and including the Maturity Date, and full amortization of the outstanding principal balance.

The proceeds of each PPP Loan are to be used to pay for payroll costs, continuation of group health care benefits during periods of paid sick, medical, or family leave, or insurance premiums; salaries or commissions or similar compensation; rent; utilities; and interest on certain other outstanding debt; however, 75% of the proceeds of each PPP Loan must be used for payroll purposes.

According to the terms of the PPP, all or a portion of loans under the PPP may be forgiven if certain conditions set forth in the CARES Act and the rules of the SBA are met.

At its option, each of NSC and WEC may prepay all or a portion of its PPP Loan without penalty.

Each PPP Note includes events of default, the occurrence and continuation of which would provide the Lender with the right to exercise remedies against NSC or WEC, as applicable, including the right to declare the entire unpaid principal balance under the applicable PPP Note and all accrued unpaid interest immediately due.

The foregoing description of the PPP Notes does not purport to be complete and is qualified in its entirety by reference to the NSC Note and the WEC Note filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the PPP Notes is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Promissory Note of National Securities Corporation, dated as of April 10, 2020.
10.2	Promissory Note of Winslow Evans & Crocker, Inc., dated as of April 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2020	NATIONAL HOLDINGS CORPORATION (Registrant)

	By:	/s/ Michael A. Mullen
	Name:	Michael A. Mullen
	Title:	Chief Executive Officer